HEALTH ADVANCE, INC.

Board Resolution - December 12, 2017

On this 12th day of December, 2017 the Minutes of Meeting for Health Advance Inc. ("Corporation") held by the Board of Directors and the Control Stock Committee ("Voting Group") with full voting rights hereby executes the following resolutions for the Corporation by a majority vote during a special meeting, which shall become effective immediately and be held in conjunction with the Bylaws of the Corporation as follows:

1. Shall the independent contractor agreement for (Interim Officer of Corporation) Secretary, non-voting Director, and Acting CEO Dr. Muhammad Mukhtar be extended to December 31, 2017, with same terms and conditions for duties and compensation as his initial Agreement with the Corporation.

2. The Corporation shall appoint Mr. Christian Diesveld, under the independent contractor agreement as a voting Director of the Corporation.

3. The Corporation shall issue Green Health Advocates, LLC twenty million (20,000,000) Corporation Common Stock Shares from the Corporation's Treasury as repayment for debt declared in Corporation financial reports for Corporation's Transition Period between August 1, 2016 and June 30, 2017, and for new fiscal year quarter ending on September 30, 2017.

4. Jordan Starkman has resigned as President, Director and Officer of the Corporation pursuant to his Letter of Resignation as of November 1, 2017 (Exhibit B).

5. Shall the independent contractor agreement for Executive Director and Chairman of the Board of Directors for the Corporation, Gregory Shusterman shall be extended to December 31, 2019, with same terms and conditions for duties and

compensation of his initial Agreement with the Corporation.

6. The Corporation shall establish a securities trading account in efforts to conduct stock exchange agreements with investors that will use publicly traded Stock Shares and Options of the Corporation as a cash derivative to acquire for acceptance of payment for Treasury Stock of the Corporation in lieu of cash payment or other consideration.

7. Shall the Corporation remain pursuant to the following Wyoming State Business Corporation Act Statutes, which shall be relevant in any local or federal court of law as follows:

   a. WYO Code 17-16-702 Title 17, Chapter 16-207 and 16-303;

   b. WYO Code 17-16-728;

   c. WYO Code 17-16-725;

   d. WYO Code 17-16-729;

   e. WYO Code 17-16-801;

   f. WYO Code 17-16-207;

   g. WYO Code 17-16-303;

   h. WYO Code 17-16-810;

   i. WYO Code 17-16-808 (a) and (d).

8. Shall, the Corporation adopt an Arbitration Clause under Common Law of the United States of America. Whereas, the Arbitration Clause shall not supersede ANY majority voting results of 67% or greater from Shareholders of the Corporation or a judicial determination made by a Court of Law which shall proceed only after necessary steps of the Arbitration Clause have been executed as follows:

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Claims shall be heard by a single arbitrator unless the claim amount exceeds $50,000 (USD), in which case the dispute shall be heard by a panel of three arbitrators. Within 15 days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. The arbitrator(s) shall be an Affiliate Shareholder, Director, or Officer of the Company. The arbitration shall be governed by the laws of the State of Colorado. Hearings will take place pursuant to the standard procedures of the Commercial Arbitration Rules that contemplate in person hearings. Time is of the essence for any arbitration under this agreement and arbitration hearings shall take place within 90 days of filing and awards rendered within 120 days. Arbitrator(s) shall agree to these limits prior to accepting appointment. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing party's actual damages, except as may be required by statute. Each party shall bear its own costs and expenses and an equal share of the arbitrators' and administrative fees of arbitration. The award of the arbitrators shall be accompanied by a reasoned

opinion. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

Notwithstanding any language to the contrary in the contract documents, the parties hereby agree: that the Underlying Award may be appealed pursuant to the AAA's Optional Appellate Arbitration Rules ("Appellate Rules"); that the Underlying Award rendered by the arbitrator(s) shall, at a minimum, be a reasoned award; and that the Underlying Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Underlying Award, as defined by Rule A-3 of the Appellate Rules, by filing a Notice of Appeal with any AAA office. Following the appeal process the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.

9. Shall the Stock Exchange Agreement date of consummation between Hantian Labs Limited and the Corporation be amended to January 31, 2018, under an addendum due to the complications on accounting issues of an international company based in the United Kingdom merging with a U.S. company that is publicly held.

Additionally, the aforementioned Stock Exchange Agreement previously initialized shall remain applicable based upon the delivery of audited financial reports for Hantian Labs Limited, which shall result upon the opinion of the Auditor, who shall complete audited financial reports for the Corporation's Transition Period, August 1, 2016 through June 30, 2017, and the new fiscal year that began July 1, 2017 and ends March 31, 2018. The audited financial report(s) shall be due no later than April 12, 2018; 71 calendar days following the closing date of acquisition, pursuant to SEC regulations. Delivery of the audited financial reports to the Corporation validate all stock shares issued by the Corporation to

stakeholders of Hantian Labs via a preliminary version of the Stock Exchange Agreement executed on January 16, 2017, with the Corporation as listed:

[Stakeholders of Hantian Labs listed in Agreement executed on 1/17/2017]

Ian Bell;
Christian S. Diesveld;
James Driscoll;
Roberyt Dyke;
George Pitt;
Megan Gogan;
Brian Gould;
Liam Peter Gould;
Jakkids Holdings Inc.;
Henna Jayath;
Steven Kelly;
William Kildare;
Jeoff Knapp;
Jim Long;
Victor Loski;
Suminthra Nelson;
Ruchira Pussewewla;
Donaa Rupert;
Scott Rupert;
Robert Tallack.

10. Shall, all pertinent documents, material items, agreement and records of the Corporation be available to ANY affiliate shareholder, voting group, director of the board or executive manager upon request which will be conducted pursuant to the Wyoming Statutes for Public Corporations.

11. Shall, the Corporation hold a schedules Meeting of Minutes once per month on the last Monday of the month.

12. Resolutions 13, 14, 15, 16, 18, and 19 from the MINUTES OF MEETING FOR CONTROL STOCK COMMITTEE of Health Advance, Inc. (the "Corporation") that was held on the 6th day of June, 2017 shall remain effective.

13. Board Resolution from the MINUTES OF MEETING FOR CONTROL STOCK COMMITTEE of Health Advance, Inc. (the "Corporation") that was held on the 30th day of June, 2017 shall remain effective.

14. Shall the Stock Exchange Agreement between the Corporation and Hantian Labs Ltd. remain effective with the Addendum to the Agreement dated December 12, 2017, which is described above in Resolution Nine.

15. There being no further business to come before the meeting, the meeting was adjourned.

16. Dated in the State of Wyoming on the 12th day of December, 2017.

17. It is hereby acknowledged that the aforementioned Items 1 through 16 have been resolved upon voting and shall to effect on this 12th day of December 2017 under the authority of the Corporation.

[End of Page 6]

The undersigned acknowledge the Board Resolutions set forth above as a result of the vote from this Special Meeting with the Board of Directors and the Control Stock Committee.

DocuSigned by:

X Greg Shusterman

EF7F3B4871844ED...

Gregory Shusterman

Chairman of the Board of Directors;

Executive Director

Health Advance, Inc.

DocuSigned by:

X Christian Diesveld

53E1B67491E7443...

Christian Diesveld

Director

Health Advance, Inc.;

Witness of Special Meeting of Board Resolutions for the Corporation

DocuSigned by:

X

40233611664E48A...

Windell Abraham

Managing Director, Micro Medtech, Ltd.;

Co-Chair at Control Stock Committee;

Acting Secretary for Special Meeting of Board Resolutions for the Corporation

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Exhibit A

CONDUCT POLICIES FOR BOARD MEMBERS

Health Advance, Inc. Director's Code of Conduct

Health Advance, Inc. ("Company") has adopted the following Code of Conduct that all Board members, agree to adhere to by signing below:

1.) Prohibition Against Private Inurement and Procedures for Managing Conflicts of Interest

No member of the Board of Directors shall derive any personal profit or gain, directly or indirectly, by reason of his or her service as a Board member with the Company beyond contract for work compensation, commission, or stock options. Members of the board shall conduct their personal affairs in such a manner as to avoid any possible conflict of interest with their duties and responsibilities as members of the Board. Nevertheless, conflicts may arise from time to time.

a) When there is a decision to be made or an action to be approved that will result in a conflict between the best interests of Company and the Board member's personal interests, the Board member has a duty to immediately disclose the conflict of interest so that the rest of the Board's decision making will be informed about the conflict.

b) It is every Board member's obligation, in accordance with this policy, to ensure that decisions made by the Board reflect independent thinking. Consequently, in the event that any Board member receives compensation from Company such compensation will be determined by and approved by the full Board in advance.

c) Any conflicts of interest, including, but not limited to financial interests, on the part of any Board Member, shall be disclosed to the Board when the

matter that reflects a conflict of interest becomes a matter of Board action, and through an annual procedure for all Board members to disclose conflicts of interest.

d) Any Board Member having a conflict of interest shall not vote or use his or her personal influence to address the matter, and he or she shall not be counted in determining the quorum for the meeting.

e) All conflicts disclosed to the Board will be made a matter of record in the minutes of the meeting in which the disclosure was made, which shall also note that the Board member with a conflict abstained from the vote [and was not present for any discussion, as applicable] and was not included in the count for the quorum for that meeting.

f) Any new Board member will be advised of this policy during board orientation and all Board members will be reminded of the Board Member Code of Conduct and of the procedures for disclosure of conflicts and for managing conflicts on a regular basis, at least once a year.

g) This policy shall also apply to any Board member's immediate family or any person acting on his or her behalf.

2. Prohibition Against Sexual Harassment

The Company strives to maintain a workplace that is free from illegal discrimination and harassment. While all forms of harassment are prohibited, it is the organization's policy to emphasize that sexual harassment is specifically prohibited. Any board member who engages in discriminatory or harassing conduct towards is subject to removal from the Board. Complaints alleging misconduct on the part of Board members will be investigated promptly and as confidentially as possible by a task force of the Board appointed by the Control Stock Committee.

3. Confidentiality

Board members are reminded that confidential financial, personnel and other matters concerning the organization, donors, staff or clients/consumers may be included in board materials or

discussed from time to time. Board members should not disclose such confidential information to anyone.

4. Active Participation

Board members are expected to exercise the duties and responsibilities of their positions with integrity, collegiality, and care. This includes:

- Making attendance at all meetings of the board a high priority.

- Being prepared to discuss the issues and business on the agenda, and having read all background material relevant to the topics at hand.

- Cooperating with and respecting the opinions of fellow Board members, and leaving personal prejudices out of all board discussions, as well as supporting actions of the Board even when the Board member personally did not support the action taken.

- Putting the interests of the organization above personal interests.

- Representing the organization in a positive and supportive manner at all times and in all places.

- Showing respect and courteous conduct in all board and committee meetings.

- Refraining from intruding on administrative issues that are the responsibility of management, except to monitor the results and ensure that procedures are consistent with board policy.

- Observing established lines of communication and directing requests for information or assistance to the executive director.

ALL DIRECTORS OF THE BOARD AT THE COMPANY shall recognize the importance of responsibility in serving as a member of the Board of Directors of Company and hereby pledge to

carry out in a trustworthy and diligent manner the duties and obligations associated with my role as a Board member and abide by this Code of Conduct. ALL DIRECTORS OF THE BOARD AT THE COMPANY duly understand that failure to abide by this Code of Conduct may result in my removal as a Board Member, pursuant to the requirements and processes provided in the organization's governing documents and the Arbitration Clause of the Corporation.

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Exhibit B

JORDAN STARKMAN
3651 Lindell Rd #D155
Las Vegas, NV 89103

November 1, 2017

The Directors
Health Advance Inc.
3651 Lindell Road
Suite #D155
Las Vegas
NV 89103
USA

Dear Sirs

Resignation as a director of Health Advance Inc. (the "Company")

I hereby resign as a director of the Company and confirm that I am owed no compensation for loss of office.

Yours faithfully,

JORDAN STARKMAN